Exhibit 4.5

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of May 9, 2016, among (i) Vector Group Ltd., a Delaware corporation (the “Issuer”), (ii) VGR Holding LLC, a Delaware limited liability company, Liggett Group LLC, a Delaware limited liability company, Liggett Vector Brands LLC, a Delaware limited liability company, Vector Research LLC, a Delaware limited liability company, Liggett & Myers Holdings Inc., a Delaware corporation, 100 Maple LLC, a Delaware limited liability company, V.T. Aviation LLC, a Delaware limited liability company, VGR Aviation LLC, a Delaware limited liability company, Eve Holdings LLC, a Delaware limited liability company, Vector Tobacco Inc., a Virginia corporation, Accommodations Acquisition Corporation, a Delaware corporation, Zoom E-Cigs LLC, a Delaware limited liability company (collectively, the “Guarantors”) and (iii) U.S. Bank National Association (the “Trustee”).

W I T N E S SE T H

WHEREAS, the Issuer initially issued $450,000,000 aggregate principal amount of 7.750% Senior Secured Notes due 2021 and subsequently issued an additional $150,000,000 aggregate principal amount of 7.750% Senior Secured Notes due 2021 (together the “Existing Notes”) under an indenture, dated as of February 12, 2013 (as amended and supplemented through the date of this Fourth Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee;

WHEREAS, Section 2.02 of the Indenture provides that the Issuer may issue additional Notes (the “Additional Notes”) under the Indenture subject to certain conditions set forth in the Indenture;

WHEREAS, the Issuer wishes to issue an additional $235,000,000 aggregate principal amount of its 7.750% Senior Notes due 2021 as Additional Notes under the Indenture (the “New Notes” and together with the Existing Notes, the “Notes”);

WHEREAS, pursuant to Sections 9.01(7) and 9.06 of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMOUNT OF NEW NOTES. The aggregate principal amount of New Notes to be authenticated and delivered under the Indenture on the date hereof is $235,000,000.

3. TERMS OF NEW NOTES. The New Notes to be issued as Additional Notes under the Indenture and pursuant to this Fourth Supplemental Indenture shall:

(a) be issued as part of the existing class of Existing Notes previously issued under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase;

(b) be issued on the date hereof, at a purchase price of 103.500% of the principal amount, plus accrued interest from February 14, 2016, and shall otherwise have the same terms and conditions in all respects as the Existing Notes issued on each of February 12, 2013 and April 15, 2014, except for the issue date;

(c) be issuable in whole in the form of Global Notes to be held by the Depositary and in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Indenture; and

(d) (x) in the case of the 144A Global Note, initially bear the CUSIP number of 92240M BD9, and (y) in the case of the Regulation S Global Note, initially bear the CUSIP number of U92279 AJ4.

4. AMENDMENT TO THE INDENTURE. The Indenture shall hereby be amended by supplementing Section 2.06(g)(1) of the Indenture (Private Placement Legend), adding the following and all references and definitions related to the Private Placement Legend in their entirety, except to the extent otherwise provided below, for any notes issued on or after the date of this Fourth Supplemental Indenture:

(C) Except as permitted by subparagraph (B) above, each Global Note issued on or after the date of the Fourth Supplemental Indenture and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (2) NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF VECTOR GROUP LTD. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(VI) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

5. REAFFIRMATION AND RATIFICATION OF INDENTURE, GUARANTEES AND NOTES; FOURTH SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly set forth herein, this Fourth Supplemental Indenture shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Holders under the Indenture or Notes and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture or Notes, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Fourth Supplemental Indenture shall apply to and be effective only with respect to the provisions of the Indenture or Notes specifically referred to herein. Each and every term, condition, obligation, covenant and agreement contained in the Indenture, including the Guarantees contained therein, and Notes is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.

6. NO PERSONAL LIABILITY OF DIRECTORS, OWNERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS. No director, owner, officer, employee, incorporator or stockholder of the Issuer, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuer, the Guarantors or any of their Affiliates under the Notes, the Guarantees, the Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes.

7. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE, THE NOTES (INCLUDING THE NEW NOTES) AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPART ORIGINALS. This Fourth Supplemental Indenture may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Fourth Supplemental Indenture by telecopy or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Fourth Supplemental Indenture.

9. HEADINGS. The headings of Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

10. THE TRUSTEE. The recitals contained herein are made by the Issuer and the Guarantors, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Fourth Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

Dated: May 9, 2016

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Senior Vice President, Chief Financial Officer and Treasurer

VGR HOLDING LLC

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Vice President, Chief Financial Officer and Treasurer

LIGGETT GROUP LLC

By:	/s/ John R. Long
Name:	John R. Long
Title:	Vice President, General Counsel and Secretary

LIGGETT VECTOR BRANDS LLC

By:	/s/ John R. Long
Name:	John R. Long
Title:	Vice President, General Counsel and Secretary

(Signature Page to Fourth Supplemental Indenture)

VECTOR RESEARCH LLC

By:	/s/ Nicholas P. Anson
Name:	Nicholas P. Anson
Title:	Vice President, Treasurer and Chief Financial Officer

VECTOR TOBACCO INC.

By:	/s/ Nicholas P. Anson
Name:	Nicholas P. Anson
Title:	Vice President Finance, Treasurer and Chief Financial Officer

LIGGETT & MYERS HOLDINGS INC.

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Vice President and Treasurer

100 MAPLE LLC

By:	/s/ John R. Long
Name:	John R. Long
Title:	Secretary

(Signature Page to Fourth Supplemental Indenture)

V.T. AVIATION LLC

By:	/s/ Nicholas P. Anson
Name:	Nicholas P. Anson
Title:	Vice President of Finance, Treasurer and Chief Financial Officer

VGR AVIATION LLC

By:	/s/ Nicholas P. Anson
Name:	Nicholas P. Anson
Title:	Vice President of Finance, Treasurer and Chief Financial Officer

EVE HOLDINGS LLC

By:	/s/ John R. Long
Name:	John R. Long
Title:	Secretary

ACCOMMODATIONS ACQUISITION CORPORATION

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Vice President and Treasurer

(Signature Page to Fourth Supplemental Indenture)

ZOOM E-CIGS LLC

By:	/s/ Nicholas P. Anson
Name:	Nicholas P. Anson
Title:	Vice President – Finance and Chief Financial Officer

(Signature Page to Fourth Supplemental Indenture)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Han
Name:	Joshua A. Hahn
Title:	Authorized Signatory

(Signature Page to Fourth Supplemental Indenture)